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                                                                Exhibit 15

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

December 27, 2000

Merrill Lynch & Co., Inc.
4 World Financial Center
New York, NY 10080


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") for the three-month periods ended March 31, 2000 and March 26, 1999, included in Merrill Lynch's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 as indicated in our report dated May 12, 2000 and for the three- and six-month periods ended June 30, 2000 and June 25, 1999, included in Merrill Lynch's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as indicated in our report dated August 11, 2000 and for the three- and nine-month periods ended September 29, 2000 and September 24, 1999 included in Merrill Lynch's Quarterly Report on Form 10-Q for the quarter ended September 29, 2000 (the "Third Quarter Form 10-Q") as indicated in our report dated November 13, 2000; because we did not perform an audit, we expressed no opinion on that information. The unaudited interim condensed consolidated financial information included in the Third Quarter Form 10-Q gives retroactive effect to the merger of Merrill Lynch and Herzog, Heine, Geduld, Inc., which has been accounted for as a pooling-of-interests, as described in Note 2 to such condensed consolidated financial statements.

We are aware that our reports referred to above, which are included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 29, 2000, are incorporated by reference in this Registration Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or are reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

December 27, 2000